E

Exhibit 99.1

iLoop Mobile, Inc.

Financial Statements

December 31, 2010 and 2009

Frank, Rimerman + Co. LLP

Certified Public Accountants

Board of Directors

iLoop Mobile, Inc.

San Jose, California

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of iLoop Mobile, Inc. (the Company) as of December 31, 2010 and 2009, and the related statements of operations, comprehensive loss, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iLoop Mobile, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses and negative cash flows from operations since inception and will require additional financing to fund its operations if sufficient profitability is not achieved in 2011. Management's plans regarding these matters are described in Note 1. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

November 4, 2011

iLoop Mobile, Inc.

Balance Sheets

	December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$1,069,129	$4,705
Accounts receivable, net of allowance for doubtful accounts of $392,000 ($338,000 in 2009)	964,176	1,056,980
Prepaid expenses and other current assets	76,565	34,172
Total current assets	2,109,870	1,095,857

Property and Equipment, net	111,681	83,257
Intangible Assets, net	118,750	-
Deposits	19,013	-
Total assets	$2,359,314	$1,179,114

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Line of credit	$276,715	$442,816
Accounts payable	1,339,072	1,128,419
Accrued liabilities	1,464,325	1,278,844
Deferred revenue	612,271	705,974
Notes payable	3,554,625	3,050,000
Stockholder notes payable, current portion	573,936	617,841
Total current liabilities	7,820,944	7,223,894
Stockholder Notes Payable, net	1,200,000	-
Convertible Stockholder Notes Payable	983,079	-
Deferred Rent	25,346	291
Commitments and Contingencies (Notes 1, 5 and 7)
Stockholders' Deficit
Series A convertible preferred stock, par value of $0.0001; 20,000,000 shares authorized; 16,659,605 shares issued and outstanding (14,582,119 shares in 2009) (aggregate liquidation preference of $24,989,407)	1,666	1,458
Common stock, par value of $0.0001; 40,000,000 shares authorized 1,670,009 shares issued and outstanding (720,009 shares in 2009)	167	72
Additional paid-in capital	25,867,752	23,471,823
Accumulated comprehensive loss	(8,776)	(12,813)
Accumulated deficit	(33,530,864)	(29,505,611)
Total stockholders' deficit	(7,670,055)	(6,045,071)
Total liabilities and stockholders' deficit	$2,359,314	$1,179,114

See Independent Auditors' Report and Notes to Financial Statements

2

iLoop Mobile, Inc.

Statements of Operations and Statements of Comprehensive Loss

	Years Ended December 31,
	2010	2009
STATEMENTS OF OPERATIONS
Revenue
License fees	$3,008,647	$2,433,139
Professional and support service fees	3,524,792	2,047,709
	6,533,439	4,480,848
Cost of Revenue	2,766,172	1,879,016

Gross Profit	3,767,267	2,601,832

Operating Expenses
Research and development	1,584,668	1,422,830
Sales and marketing	2,620,315	2,694,036
General and administrative	3,276,249	2,778,572
	7,481,232	6,895,438
Loss from Operations	(3,713,965)	(4,293,606)
Interest and Other Expense, net	(311,288)	(4,053,839)
Net Loss	$(4,025,253)	$(8,347,445)
STATEMENTS OF COMPREHENSIVE LOSS
Net Loss	$(4,025,253)	$(8,347,445)
Other Comprehensive Gain (Loss)
Foreign currency translation gain (loss) on stockholder note payable	4,037	(34,926)
Comprehensive Loss	$(4,021,216)	$(8,382,371)

See Independent Auditors' Report and Notes to Financial Statements

3

iLoop Mobile, Inc.

Statement of Stockholders' Deficit

Years Ended December 31, 2010 and 2009

	Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated Comprehensive	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficit
Balances, December 31, 2008	45,834,826	$4,583	238,097	$24	$16,869,649	$22,113	$(30,500,353)	$(13,603,984)
Conversion of Series A convertible preferred stock to common stock in connection with new issuance of Series A convertible preferred stock	(45,834,826)	(4,583)	481,912	48	(9,337,652)	-	9,342,187	-
Issuance of Series A convertible preferred stock for cash, net of issuance costs	3,182,119	318	-	-	3,144,358	-	-	3,144,676
Issuance of Series A convertible preferred stock in connection with conversion of stockholder notes payable and accrued interest	11,400,000	1,140	-	-	12,638,139	-	-	12,639,279
Issuance of common stock warrants in connection with convertible stockholder notes payable	-	-	-	-	9,457	-	-	9,457
Stock-based compensation	-	-	-	-	147,872	-	-	147,872
Foreign currency translation loss	-	-	-	-	-	(34,926)	-	(34,926)
Net loss	-	-	-	-	-	-	(8,347,445)	(8,347,445)
Balances, December 31, 2009	14,582,119	1,458	720,009	72	23,471,823	(12,813)	(29,505,611)	(6,045,071)
Issuance of common stock at $0.15 per share in exchange for intellectual property	-	-	950,000	95	142,405	-	-	142,500
Issuance of Series A convertible preferred stock for cash, net of issuance costs	2,077,486	208	-	-	2,072,278	-	-	2,072,486
Issuance of common stock warrants in connection with convertible stockholder notes payable	-	-	-	-	38,304	-	-	38,304
Stock-based compensation	-	-	-	-	142,942	-	-	142,942
Foreign currency translation gain	-	-	-	-	-	4,037	-	4,037
Net loss	-	-	-	-	-	-	(4,025,253)	(4,025,253)
Balances, December 31, 2010	16,659,605	$1,666	1,670,009	$167	$25,867,752	$(8,776)	$(33,530,864)	$(7,670,055)

See Independent Auditors' Report and Notes to Financial Statements

4

iLoop Mobile, Inc.

Statements of Cash Flows

	Years Ended December 31,
	2010	2009
Cash Flows from Operating Activities
Net loss	$(4,025,253)	$(8,347,445)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	96,017	89,854
Loss on disposal of property and equipment	727	-
Amortization of warrants related to convertible stockholder notes payable	5,298	2,800,565
Stock-based compensation	142,942	147,872
Non-cash interest expense	36,479	953,197
Expenses paid by note payable	-	220,719
Allowance for doubtful accounts	54,000	113,000
Changes in operating assets and liabilities:
Accounts receivable	(108,696)	(469,753)
Prepaid expenses and other current assets	(42,393)	167,398
Accounts payable	210,653	(115,674)
Accrued liabilities	185,481	651,043
Deferred revenue	(93,703)	320,750
Deferred rent	25,055	291
Net cash used in operating activities	(3,513,393)	(3,468,183)

Cash Flows from Investing Activities
Purchase of property and equipment	(101,418)	(59,147)
Deposits, net	(19,013)	25,147
Net cash used in investing activities	(120,431)	(34,000)

Cash Flows from Financing Activities
Proceeds from issuance of convertible preferred stock	2,072,486	3,144,676
Proceeds from stockholder notes payable	1,460,000	-
Proceeds from convertible stockholder notes payable	984,000	-
Proceeds from notes payable	500,000	50,000
Repayment of stockholder notes payable	(150,000)	-
Repayment of line of credit, net	(168,238)	-
Net cash provided by financing activities	4,698,248	3,194,676

Net Increase (Decrease) in Cash and Cash Equivalents	1,064,424	(307,507)
Cash and Cash Equivalents, beginning of year	4,705	312,212
Cash and Cash Equivalents, end of year	$1,069,129	$4,705

(continued)

5

iLoop Mobile, Inc.

Statements of Cash Flows (continued)

	Years Ended December 31,
	2010	2009
Supplemental Schedule of Cash Flow Information
Cash paid for income taxes	$2,959	$2,545
Cash paid for interest	$216,301	$120,667

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Reduction in accounts receivable in exchange for reduction in stockholder note payable	$147,500	$-
Foreign currency translation gain (loss) on stockholder note payable	$4,037	$(34,926)
Issuance of warrants to purchase shares of common stock in connection with convertible stockholder notes payable	$38,304	$9,457
Issuance of common stock in exchange for intellectual property	$142,500	$-
Issuance of Series A convertible preferred stock in exchange for convertible notes payable and accrued interest	$-	$12,639,279
Conversion of Series A convertible preferred stock to common stock in connection with new issuance of Series A convertible preferred stock	$-	$9,342,187

See Independent Auditors' Report and Notes to Financial Statements

6

iLoop Mobile, Inc.

Notes to the Financial Statements

1.    Nature of Business and Management's Plans Regarding Financing Future Operations Nature of Business

Nature of Business

iLoop Mobile, Inc. (the Company) was incorporated in Delaware on November 12, 2004. The Company develops, manages and analyzes mobile marketing campaigns through the use of an integrated software platform. The platform enables enterprises to create, connect and manage their mobile initiatives and to establish interactive communication with their target audience. The Company is headquartered in San Jose, California and has offices in Seattle, Washington and Krakow, Poland. The Company's customers are located primarily in the United States.

Management's Plans Regarding Financing Future Operations

The Company has incurred losses and negative cash flows from operations since inception and has relied on equity financing to sustain its operations. At December 31, 2010, the Company had an accumulated deficit of approximately $34,471,000. Management expects losses and negative cash flows to continue through 2011, primarily as a result of continued development of its marketing efforts. The Company continues to focus its efforts on increasing revenues and controlling expenditures. The Company is pursuing sources of additional equity or debt financing to finance operations until sufficient profitability is achieved and may consider the possible sale of the Company. However, there is no assurance the Company will be able to obtain additional financing on terms acceptable to the Company, or at all. These uncertainties raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern.

2.     Significant Accounting Policies

Cash and Cash Equivalents:

Cash and cash equivalents include all cash balances and highly liquid investments purchased with a remaining maturity of three months or less.

See Independent Auditors' Report

7

iLoop Mobile, Inc.

Notes to the Financial Statements

2.     Significant Accounting Policies (continued)

Revenue Recognition:

Revenue is recognized when there is evidence of an arrangement, the licensed product has been delivered, collection is probable and when all other significant seller obligations have been fulfilled. For license agreements in which customer acceptance is a condition to earning the license fees, revenue is not recognized until acceptance occurs. Advance payments are recorded as deferred revenue until the services are provided, or obligations are met. The Company's products do not require significant customization.

Professional services, when sold with hosting services arrangements, are accounted for separately when these services have value to the customer on a standalone basis and there is objective and reliable evidence of fair value. When accounted for separately, revenue is recognized as the services are rendered for time and material contracts, and when the milestones are achieved and accepted by the customer for fixed price contracts. The majority of the Company's consulting contracts are on a time and material basis. Revenue from training and other consulting services is recognized as the related services are performed. For arrangements with multiple deliverables, the Company allocates revenue from the arrangement to the separate units of accounting based on their relative fair values, as determined by the price of the undelivered items when sold separately.

Service revenue consists of revenue from maintenance agreements and consulting fees. Maintenance agreements provide technical support and the right to unspecified upgrades on an if-and-when-available basis. Revenue from maintenance agreements is deferred and recognized on a straight-line basis over the life of the related agreement, which is typically one year. Revenue from consulting services is recognized when delivered or over the period of service when fair value cannot be obtained through.

Foreign Currency Translation:

The United States dollar is the reporting currency for the Company. The Company has certain stockholder notes payable denominated in foreign currency. For financial statement purposes, the liability is translated at the current rate of exchange at the balance sheet date. Foreign currency translation gains and losses are recorded as comprehensive income or loss and presented as a separate component of stockholders' deficit. Foreign exchange transaction gains and losses are included in the statements of operations.

See Independent Auditors' Report

8

iLoop Mobile, Inc.

Notes to the Financial Statements

2.     Significant Accounting Policies (continued)

Comprehensive Loss:

As of December 31, 2010, the difference between net loss and comprehensive loss for the Company results from foreign currency translation adjustments related to the stockholder note payable. Foreign currency translation gains and losses have been included in accumulated comprehensive loss in the accompanying financial statements.

Concentration of Credit Risk:

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash accounts at one financial institution. Cash balances at this financial institution are in excess of the Federal Deposit Insurance Corporation insurable limit at December 31, 2010.

The Company sells its products and services primarily to large organizations in diversified industries worldwide. The Company does not require collateral or other security for accounts receivable. However, credit risk is mitigated by the Company's ongoing evaluations of customer creditworthiness and the reasonably short collection terms. The Company provides an allowance for potential credit losses as necessary based on historical experience and such losses have been within management's expectations.

In 2010, one major customer accounted for 11% of total revenue (11% from one customer in 2009). Major customers are defined as those having revenue which exceeds 10% of the Company's annual revenue. As of December 31, 2010, amounts due from the major customer were $233,000 ($102,000 from the major customer at December 31, 2009).

See Independent Auditors' Report

9

iLoop Mobile, Inc.

Notes to the Financial Statements

2.     Significant Accounting Policies (continued)

Property and Equipment:

Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over estimated useful lives of the assets ranging from three to five years. Leasehold improvements are amortized over the shorter of the useful life of the asset or the remaining lease term.

Intangible Assets:

The Company acquired intellectual property, including software and related technologies, from a company in February 2010, which is stated at cost less accumulated amortization. The intellectual property is amortized using the straight-line method over an estimated useful life of five years.

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. The Company did not record an expense related to asset impairment in 2010 or 2009.

Software Development Costs:

The Company expenses all development costs for internal use software incurred that relate to the planning and post-implementation phases of development. Costs incurred in the development phase, including upgrades and enhancements if it is probable that such expenditures will result in additional functionality, are capitalized and amortized over an estimated useful life of one to three years. The Company has not capitalized any software development costs as the amounts have not been material.

See Independent Auditors' Report

10

iLoop Mobile, Inc.

Notes to the Financial Statements

2.            Significant Accounting Policies (continued)

Income Taxes:

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. Deferred income taxes are classified as current or non-current, based on the classifications of the related assets and liabilities giving rise to the temporary differences. A valuation allowance is provided against the Company's deferred income tax assets when realization is not reasonably assured.

Stock-Based Compensation:

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the underlying shares at the date of grant. The Company accounts for all stock option grants using the fair value method and stock-based compensation is recognized as the underlying options vest.

Stock-based compensation for options or warrants to non-employees is measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Compensation expense for options granted to non-employees is periodically re-measured as the underlying options vest.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses in the financial statements and accompanying notes. Key estimates include the allowance for doubtful accounts, useful lives of property and equipment, impairment of long-lived assets, certain accrued expenses, valuation allowance for deferred income tax assets and fair value of warrants issued and options granted under the Company's stock-based compensation plan. Actual results could differ from those estimates.

See Independent Auditors' Report

11

iLoop Mobile, Inc.

Notes to the Financial Statements

3.        Property and Equipment

Property and equipment consists of the following at December 31:

	2010	2009
Computer and equipment	$547,142	$507,727
Furniture and fixtures	54,763	21,534
Software	25,138	5,138
Leasehold improvements	8,774	14,828
	635,817	549,227
Less accumulated depreciation and amortization	524,136	465,970
	$111,681	$83,257

4.       Intangible Assets

Intangible assets, consisting of intellectual property and related technologies, were acquired from a company in February 2010. In exchange for the intellectual property and related technologies the Company issued 950,000 shares of common stock valued at $142,500. The Company recorded $23,750 of amortization expense in 2010.

Annual amortization expense, which is based on the values of intangibles and their useful lives, is expected to be as follows:

Year ending December 31,
2011	$28,500
2012	28,500
2013	28,500
2014	28,500
2015	4,750
$118,750

See Independent Auditors' Report

12

iLoop Mobile, Inc.

Notes to the Financial Statements

5.        Commitments and Contingencies

Operating Leases:

The Company leases its corporate offices under non-cancelable operating lease agreements that expire on various dates through December 2013. In addition to the lease payments, the Company is responsible for certain insurance, property tax and maintenance expenses under the leases. The Company recognizes rent on a straight-line basis over the term of the lease. Rent expense was $240,000 in 2010 ($231,000 in 2009).

Future minimum lease payments under non-cancelable operating leases are as follows:

Years Ending December 31:
2011	$156,000
2012	145,000
2013	84,000
$385,000

Litigation:

From time to time, the Company is involved in other legal disputes. In the opinion of management, any liabilities resulting from these claims will not have a material adverse effect on the Company's financial position or results of operations. In the event the Company believes it is probable it may be held liable in any legal disputes, or that the Company would offer a settlement to resolve such disputes, any such amounts, in excess of applicable insurance coverage, are recorded as accrued liabilities on the accompanying balance sheets and within selling, general and administrative expense on the accompanying statements of operations.

Agreements with stockholders:

In September and October 2009, the Company entered into contingent non-cash promissory note agreements with certain stockholders of the Company for $280,610 and $20,000, respectively. The notes are payable to the stockholders upon a change in control, as defined in the agreements. The promissory note agreements are subordinate to all debt of the Company, but will be paid out prior and in preference to any holders of the Company's preferred or common stock. The promissory note agreements expire in September and October 2014, respectively. The Company does not consider such an event to be probable until consummated and, accordingly, no liability has been recognized in the financial statements.

See Independent Auditors' Report

13

iLoop Mobile, Inc.

Notes to the Financial Statements

5.        Commitments and Contingencies (continued)

Employment Agreements:

The Company has entered into employment and severance agreements (the Agreements) with certain officers of the Company. Upon a change in control or qualified purchase offering, as defined in the Agreements, the Company has an aggregated minimum payable of $4,650,000.  Additionally, on sale of the Company, the Chief Executive Officer will receive an amount equal to 5% of the sale price over $30,000,000, a $1,000,000 supplementary bonus if the sale price is over $80,000,000, and a $2,000,000 supplementary bonus if the sale price is over $120,000,000.  The Company does not consider such an event to be probable until consummated and, accordingly, no liability has been recognized in the financial statements.

6.        Income Taxes

The Company applies the provisions set forth in Financial Accounting Standards Board (FASB) Auditing Standards Codification Topic 740, issued originally as FASB Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes.  In the preparation of income tax returns in federal and state jurisdictions, the Company asserts certain tax positions based on its understanding and interpretation of income tax laws.  The taxing authorities may challenge such positions, and the resolution of such matters could result in recognition of income tax expense in the Company's financial statements. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns.

The Company uses the "more likely than not" criterion for recognizing the tax benefit of uncertain tax positions, and establishing measurement criteria for income tax benefits.  The Company has evaluated the impact of these positions and believes that its income tax filing positions and deductions will be sustained upon examination.  Accordingly, no reserves for uncertain income tax positions or related accruals for interest and penalties have been recorded as of December 31, 2010. In the event the Company should need to recognize interest and penalties related to unrecognized tax liabilities, this amount will be recorded as an accrued liability and an increase to income tax expense.

See Independent Auditors' Report

14

iLoop Mobile, Inc.

Notes to the Financial Statements

6.        Income Taxes (continued)

Deferred income taxes result from the tax effect of transactions that are recognized in different periods for financial statement and income tax reporting purposes.  The Company's net deferred income tax assets at December 31, 2010 and 2009, were approximately $15,590,000 and $14,082,000, respectively, and have been fully offset by a valuation allowance, as their realization is not reasonably assured. These deferred income tax assets consist primarily of net operating losses, which may be carried forward to offset future income tax liabilities.  At December 31, 2010, the Company has Federal and state net operating loss carryforwards of $36,994,000 which expire beginning in 2019 and 2014, respectively ($33,481,000 at December 31, 2009).

Section 382 of the Internal Revenue Code limits the use of net operating losses and tax credit carryforwards in certain situations where changes occur in stock ownership of a company.  If the Company should have an ownership change of more than 50% of the value of the Company's capital stock, utilization of the carryforwards could be restricted.

The Company files income tax returns in the U.S. Federal jurisdiction and various state jurisdictions.

7.        Financing Arrangements

Line of Credit:

The Company has a revolving line of credit with a financial institution, which allows for borrowings of the lessor of 80% of aggregate receivables or $750,000. Borrowings are secured by substantially all assets of the Company. Borrowings under the revolving line of credit of $276,715 and $442,816 at December 31, 2010 and 2009, respectively, accrues interest payable monthly at the greater of 8% or the financial institution's prime rate plus 2% (8% at December 31, 2010).

See Independent Auditors' Report

15

iLoop Mobile, Inc.

Notes to the Financial Statements

7.        Financing Arrangements (continued)

Notes Payable:

In January 2007, the Company entered into a note payable agreement (the Note Agreement) with a financial institution, which allowed for borrowings of up to $2,000,000.  The Note Agreement has had multiple amendments since January 2007. The current amendment increased the borrowings limit to $3,500,000, and extended the expiration date through January 2012. Borrowings are secured by a cash deposit of $3,500,000 provided by the Company's major stockholder.  Outstanding borrowings under the Note Agreement accrue interest at a rate of 5.00% per annum.  At December 31, 2010, borrowings under the Note Agreement were $3,500,000 ($3,000,000 at December 31, 2009).

In December 2009, the Company entered into a promissory note agreement with an individual for $50,000.  The note was due in January 2010 and included interest of $5,000 over the original term. The Company did not repay the note before the maturity date.  Under the terms of the note, the Company accrued monthly interest of $5,000 through July 2010. The terms of the note were amended to reduce monthly interest to $1,000 thereafter. The Company made interest payments of $40,000 during 2010.  At December 31, 2010, borrowings under the promissory note, including accrued interest, were $54,625 ($50,000 at December 31, 2009).

Stockholder Notes Payable:

In May 2007, the Company entered into a promissory note agreement with a stockholder for $175,000. The note bears interest at 6% per annum and was due October 31, 2008. In July 2010, the Company received a $147,500 reduction in the principal balance of the note in exchange for a $147,500 reduction in accounts receivable due from the stockholder.  The Company is currently negotiating the terms of the remaining debt with the stockholder.  At December 31, 2010, borrowings under the note, including accrued interest, were $62,141 ($202,147 at December 31, 2009).

See Independent Auditors' Report

16

iLoop Mobile, Inc.

Notes to the Financial Statements

7.        Financing Arrangements (continued)

Stockholder Notes Payable: (continued)

In May 2007, the Company entered into a promissory note agreement with a stockholder for $1,133,961 Norwegian Krone (approximately US $183,000 at the date of the note). The note bears interest at 6% per annum and was due on October 31, 2008. The Company is currently renegotiating the terms of the debt with the stockholder.  The Company recognized $4,037 of comprehensive income in 2010 on the change in the principal balance outstanding related to an unrealized gain due to foreign currency translation (comprehensive loss of $34,926 in 2009).  At December 31, 2010, borrowings under the note, including accrued interest, were $204,266 ($227,854 at December 31, 2009).

In May 2007, the Company entered into a promissory note agreement with a stockholder for $162,475. The note bears interest at 6% per annum and was due October 31, 2008.  The Company is currently renegotiating the terms of the debt with the stockholder.  At December 31, 2010, borrowings under the note, including accrued interest, were $197,529 ($187,840 at December 31, 2009).

During October to December 2010, the Company entered into promissory note agreements (the Stockholder Note Agreements) with stockholders for aggregate borrowings up to $2,500,000.  The Company borrowed $1,200,000 under the Stockholder Note Agreements as of December 31, 2010. The notes are due between October and December 2012 and are non-interest bearing; however, under the terms of the Stockholder Note Agreements, the holders will receive two times the principal amount of the notes if a change in control occurs.  Upon a change in control or qualified purchase offering, as defined in the Stockholder Note Agreements, holders of the notes in aggregate will also receive 3.75% of the sale price over $50,000,000. If the Company receives a qualified purchase offer of at least $8,000,000 and chooses not to accept, the holders of the notes will have the right to demand immediate repayment of 50% of the principal amount, 75% of the principal amount if this occurs within one year of the respective maturity dates of the notes.

In October 2010, the Company entered into a promissory note agreement with a stockholder and officer of the Company for $150,000.  The promissory note was due in October 2010 and included interest of $25,000 if it was repaid within five days of the origination date or $50,000 if repaid thereafter. In October 2010, the Company repaid the note and interest of $25,000 within five days of the origination date.  In November 2010, the Company entered into a promissory note agreement with the stockholder for $110,000 under the same terms.  The stockholder waived interest on the November 2010 note. The note was repaid in full in January 2011.

See Independent Auditors' Report

17

iLoop Mobile, Inc.

Notes to the Financial Statements

7.        Financing Arrangements (continued)

Stockholder Notes Payable: (continued)

From January to March 2011, the Company entered into promissory note agreements (the 2011 Agreements) with stockholders for aggregate borrowings of $1,300,000. The notes are non-interest bearing and are due between January and March 2013, unless otherwise specified by written demand of the stockholder.  If the notes are not repaid within 45 days of written demand from the stockholder, the notes will bear interest at 8% per annum.  If the Company receives a qualified purchase offer of at least $8,000,000 and chooses not to accept, the holders of the notes will have the right to demand immediate repayment of 50% of the principal amount, 75% of the principal amount if this occurs within one year of the respective maturity dates of the notes. Upon a change in control or qualified purchase offering, as defined in the 2011 Agreements, the holders will receive two times the principal amount of the notes as well as 3.08% of the sale price of the Company in excess of $50,000,000.

From May to June 2011, the Company entered into promissory note agreements with stockholders for aggregate borrowings of $550,000.  The notes are non-interest bearing and are due in May and June 2012, respectively. Upon a change in control or qualified purchase offering, as defined in the promissory note agreements, the Company has an aggregated minimum payable of $825,000 on the notes.

From July to August 2011, the Company entered into promissory note agreements with stockholders for aggregate borrowings of $1,125,000.  The notes are non-interest bearing and are due upon the earlier of six months, or a change in control, as defined in the promissory note agreements. Upon maturity, the Company has an aggregated minimum payable of $1,687,500 on the notes.

Convertible Stockholder Notes Payable:

In February 2007, the Company entered into a convertible promissory note agreement with a stockholder for aggregate borrowings of $6,564,000. The Company borrowed the full amount under the agreement as of March 2008.  The note bore interest at 6% per annum. In June and October 2008, the Company entered into convertible note payable agreements with the same stockholder for borrowings of $977,145 and $31,049, respectively. The notes bore interest at 6% per annum. In July 2009, the Company entered into a non-interest bearing convertible note payable agreement with the stockholder for $220,719 for Company expenses paid by the stockholder.  In July 2009, the stockholder converted all outstanding debt and accrued interest into 7,586,415 shares of Series A.

See Independent Auditors' Report

18

iLoop Mobile, Inc.

Notes to the Financial Statements

7.        Financing Arrangements (continued)

Convertible Stockholder Notes Payable: (continued)

In March 2008, when the full amount of borrowings was received under the February 2007 convertible promissory note agreement, the Company issued warrants to purchase an aggregate of 28,305,745 shares of Series A at $0.2054 per share (Note 8).  The warrants were immediately exercisable and expire in March 2013. The Company determined the fair value of the warrants to be $2,371,311 using the Black-Scholes option pricing model.  The estimated fair value of the warrants was recorded as a discount to the carrying value of the notes and additional paid-in capital.  The remaining discount, including beneficial conversion feature of $2,791,108, was amortized to interest expense in 2009 as the related notes converted to Series A. In connection with the recapitalization of the Company in July 2009, the warrants were converted to warrants to purchase an aggregate of 297,609 shares of common stock at $19.54 per share. The warrants remain outstanding at December 31, 2010.

In November 2008, the Company entered into a $1,000,000 convertible promissory note agreement with a stockholder. The Company received $800,000 in cash with $200,000 recognized as a cost of borrowings.  The Company amortized the cost of borrowing over the term of the note.  The note would have automatically converted into preferred stock if a qualified round of financing of at least $8,000,000· had occurred by March 31, 2009.  The note was convertible into preferred stock at anytime at the stockholder's discretion.  The note bore interest at 6% per annum until March 31, 2009, at which point the interest rate increased to 18% per annum and was due in November 2009. In March and July 2008, the Company entered into additional convertible promissory note agreements with the stockholder to borrow $800,000 and $300,000, respectively. The notes accrued interest at 6% per annum and were due in March and July 2010, respectively.  In July 2009, the stockholder converted all outstanding debt and accrued interest into 2,729,158 shares of Series A at a beneficial conversion rate.  The beneficial conversion feature was valued at $465,440 and was recorded to interest expense in 2009.

In July 2008, the Company entered into a convertible promissory note agreement with a stockholder for $250,000.  The note bore interest at 6% per annum and was due in July 2010. In July 2009, the stockholder converted the outstanding debt and accrued interest into 231,734 shares of Series A.

See Independent Auditors' Report

19

iLoop Mobile, Inc.

Notes to the Financial Statements

7.        Financing Arrangements (continued)

Convertible Stockholder Notes Payable: (continued)

In May 2008, the Company entered into a convertible promissory note agreement with a stockholder for borrowings of up to $1,000,000, under which the Company borrowed $917,424.  The note bore interest at 6% per annum and was due in May 2010.  In August 2009, the individual converted the outstanding debt and accrued interest into 852,693 shares of Series A.  In connection with the conversion in August 2009, the Company issued a contingent promissory note to the stockholder in the amount of $250,000, which is payable only upon a change in control or qualified purchase offering (Note 5).

During October through December 2010, the Company entered into convertible promissory note agreements with stockholders for aggregate borrowings of $984,000.  The notes bear interest at 12% and are due between October and December 2012.  The holders of the notes may convert the outstanding borrowings to common stock at any time given a Company valuation of at least $22,000,000.  The holders of the notes may demand immediate repayment if the Company receives $1,500,000 from a new investor.  At December 31, 2010, borrowings under the note, including accrued interest, were $1,018,222.

In connection with the October through December 2010 note agreements, the Company issued warrants to purchase 314,667 shares of common stock at $0.15 per share (Note 8).  The warrants were exercisable immediately and expire on the earlier of the two year anniversary of the issuance date, on the date of a closing of a change of control or a qualified public offering, as defined in the agreements.  The estimated fair value of the warrant of $19,152 was recorded as additional paid-in capital and a discount to the credit facility, which is being amortized to interest expense over the term of the agreements.  The Company recognized interest expense of $2,649 during 2010.  At December 31, 2010 the warrants remained outstanding with an unamortized amount of $16,503 recorded as a discount to the notes on the accompanying balance sheet.

After allocating $19,152 to the warrants, the conversion feature under the notes was considered a beneficial conversion feature. As a result, the Company recorded an additional $19,152 discount to the notes of which $2,649 was amortized to interest expense in 2010.  As of December 31, 2010, the unamortized amount of $16,503 related to the beneficial conversion feature was recorded as a discount to the notes on the accompanying balance sheet.

See Independent Auditors' Report

20

iLoop Mobile, Inc.

Notes to the Financial Statements

7.         Financing Arrangements (continued)

Convertible Stockholder Notes Payable: (continued)

In January 2011, the Company entered into a convertible promissory note agreement with a stockholder for $100,000. The note bears interest at 12% per annum and is due in January 2013. The holder of the note may convert the outstanding borrowings to common stock at any time given a Company valuation of at least $22,000,000.  In connection with the promissory note agreement, the Company issued a warrant for the purchase of 33,333 shares of common stock at $0.15 per share.

Future minimum principal payments for all financing arrangements are as follows:

Years ending December 31:
2011	$4,405,276
2012	2,216,085
6,621,361
Less unamortized discount related to warrants	33,006
6,588,355
Less current portion	4,405,276
$2,183,079

See Independent Auditors' Report

21

iLoop Mobile, Inc.

Notes to the Financial Statements

8.        Capital Stock

Reverse Stock Split:

In July 2009, the Company's Board of Directors approved a recapitalization of the Company.  Under the terms of the recapitalization each share of Series A convertible preferred stock (Series A) outstanding was automatically converted into one share of common stock.  The Company then executed a 95.110447-to-1 reverse stock split of common stock. All share and per share amounts in the financial statements have been retroactively adjusted for the reverse stock split.

Common Stock:

The Company is authorized to issue 40,000,000 shares of common stock with a par value of $0.0001 per share.  At December 31, 2010, the Company had 1,670,009 shares issued and outstanding.  Each holder of common stock is entitled to one vote per share.  The holders of common stock, voting together as a separate class, are entitled to elect two members of the Board of Directors.

Convertible Preferred Stock:

The Company is authorized to issue 20,000,000 shares of preferred stock with a par value of $0.0001 per share.  At December 31, 2010, the Company had the following shares of Series A issued and outstanding:

	Shares Designated	Shares Outstanding	Net Proceeds	Liquidation Preference
Series A	20,000,000	16,659,605	$17,856,441	$24,989,407

See Independent Auditors' Report

22

iLoop Mobile, Inc.

Notes to the Financial Statements

8.        Capital Stock (continued)

Convertible Preferred Stock: (continued)

The holders of Series A have the following rights, preferences, privileges and restrictions:

Conversion:

Each share of Series A is convertible into one share of common stock at the option of the holder, subject to adjustment for certain changes in the Company's common stock or issuance of common stock equivalents.  Each share of Series A automatically converts into the number of shares of common stock determined in accordance with the conversion rate upon the earlier of (i) the closing of a qualified public offering of common stock with aggregate proceeds of at least $20,000,000 or (ii) the date specified by written consent or agreement of the holders of at least a majority of the shares of Series A, voting together as a single class, and on an as converted basis.

Dividends:

The holders of Series A are entitled to receive non-cumulative dividends as adjusted for stock splits, dividends, reclassifications or the like, prior and in preference to any declaration or payment of any dividends to the holders of common stock, whether or not declared by the Board of Directors, at a rate of $0.08 per share, as adjusted, per annum.  No dividends have been declared or paid as of December 31, 2010.

Liquidation:

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A are entitled to receive, prior and in preference to any payment or distribution of any of the assets of the Company to the holders of the common stock, an amount per share as adjusted for stock splits, stock dividends, reclassifications or the like equal to $1.50 per share, plus all declared but unpaid dividends.  If, upon occurrence of such an event, the assets and funds distributed among the holders of preferred stock are insufficient to permit the above payment to such holders, then the entire assets and funds of the Company legally available for distribution will be distributed ratably among the holders of preferred stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

See Independent Auditors' Report

23

iLoop Mobile, Inc.

Notes to the Financial Statements

8.        Capital Stock (continued)

Convertible Preferred Stock: (continued)

Liquidation: (continued)

After the payment to the holders of Series A of the full preferential amounts specified above, the entire remaining assets of the Company legally available for distribution by the Company (if any) will be distributed with pro rata among the holders of Series A and common stock in proportion to the number of shares of common stock held with shares of Series A being treated on an as-converted to common stock basis at the then applicable conversion rate.

Voting:

The holders of Series A are entitled to voting rights equal to the number of shares of common stock into which each share of Series A could be converted.

As long as at least 4,000,000 shares of Series A remain outstanding, the holders of Series A, voting as a separate class, are entitled to elect two members of the Board of Directors.  The holders of Series A and common stock, voting together as a single class, are entitled to elect any remaining members of the Board of Directors.

Protective Provisions:

The holders of Series A have certain protective provisions.  As long as at least 4,000,000 shares of Series A are outstanding, the Company cannot without the approval of at least 50% of the voting power of Series A then outstanding, take any action that (i) adversely alters, waives or affects the rights, preferences, privileges, or powers of, or restrictions of Series A; (ii) consummates a liquidation, dissolution or winding up of the Company; (iii) authorizes or creates a new class of stock that has rights, privileges or preference senior to or on parity with Series A; and (iv) results in payment or declaration of a dividend on shares of common stock.

See Independent Auditors' Report

24

iLoop Mobile, Inc.

Notes to the Financial Statements

8.        Capital Stock (continued)

Warrants:

In October 2006, in connection with the issuance of convertible notes payable to a stockholder, the Company issued a warrant to purchase is 4,581,280 shares of Series A at an exercise price of $0.2054 per share. In connection with the recapitalization of the Company in July 2009, the warrant was converted to a warrant for the purchase of 48,167 shares of common stock at an exercise price of $19.54 per share. The warrant was immediately exercisable and expired unexercised in March 2011.

In February 2008, in connection with a credit facility with a financial institution, the Company issued a warrant to purchase 2,500 shares of Series A at an exercise price of $0.2054 per share.  In connection with the recapitalization of the Company in July 2009, the warrant was converted to a warrant for the purchase of 26 shares of common stock at an exercise price of $19.54 per share. The warrant was immediately exercisable and expires February 2013.  The warrant remains outstanding at December 31, 2010.

In March 2008, in connection with the issuance of convertible notes payable to a stockholder, the Company issued two warrants to purchase an aggregate of 28,305,745 shares of Series A at an exercise price of $0.2054 per share. In connection with the recapitalization of the Company in July 2009, the warrants were converted to warrants for the purchase of an aggregate of 297,609 shares of common stock at an exercise price of $19.54 per share.  The warrant was immediately exercisable and expires March 2013. The warrants remain outstanding at December 31, 2010.

In July 2006, the Company issued warrants to purchase 3,071,690 shares of common stock at an exercise price of $0.06 per share in connection with professional services rendered to the Company. In connection with the recapitalization of the Company in July 2009, the warrant was converted to a warrant for the purchase of 32,294 shares of common stock at an exercise price of $19.54 per share. The warrant was immediately exercisable and expired unexercised in July 2011.

In August 2009, the Company issued a warrant to purchase 100,000 shares of common stock at an exercise price of $0.15 per share in connection with Series A financing received from an investment company.  The Company determined the fair value of the warrant to be $9,457 using the Black-Scholes option pricing model and the following assumptions: no dividends, risk-free rate of 2.69%; contractual life of five years; and expected volatility of 75%.  The warrant was immediately exercisable and expires August 2014. The warrant remains outstanding at December 31, 2010.

See Independent Auditors' Report

25

iLoop Mobile, Inc.

Notes to the Financial Statements

8.        Capital Stock (continued)

Warrants: (continued)

From October to December 2010, the Company issued warrants to purchase 314,667 shares of common stock at an exercise price of $0.15 per share in connection with convertible promissory notes agreements with stockholders. The Company determined the fair value of the warrants to be $19,152 using the Black-Scholes option pricing model and the following assumptions: no dividends, risk-free rates ranging from of 0.34% to 0.65%; contractual life of two years; and expected volatility of 75%.  The warrants were immediately exercisable and expire between October and December 2012. The warrants remain outstanding at December 31, 2010.

9.        Stock Option Plan

In 2006, the Company adopted the 2006 Stock Option Plan (the Plan) under which 3,800,000 shares of the Company's common stock have been reserved for issuance to employees, directors and consultants.

Under the Plan, the Board of Directors may grant incentive stock options and non-statutory stock options.  Incentive stock options may only be granted to employees and directors.  The exercise price of incentive stock options and non-statutory stock options will be no less than 100% and 85%, respectively, of the fair value per share of the Company's common stock on the grant date.   If an individual owns capital stock representing more than 10% of the outstanding shares, the price of each share will be at 110% of the fair value.  Fair value is determined by the Board of Directors. Options expire after ten years (five years for stockholders owning greater than 10% of all classes of stock). The Board of Directors determines the period over which options vest and become exercisable.  The Company has a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason.

The fair value of each award is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions in 2010: expected life of 6.25 years, risk-free interest rate of 1.55% to 3.07% (2.39% to 3.03% in 2009); expected volatility of 75% (75% in 2009) and no dividends during the expected term.  Expected volatility is based on historical volatilities of public companies operating in the Company's industry.  The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees' historical exercise and post-vesting employment termination behavior.  The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.

See Independent Auditors' Report

26

iLoop Mobile, Inc.

Notes to the Financial Statements

9.        Stock Option Plan (continued)

The Company recognized $134,876 of employee stock-based compensation expense in 2010 ($109,458 in 2009).

Future stock-based compensation for unvested employee options granted and outstanding as of December 31, 2010, is $274,000 to be recognized over a weighted-average remaining requisite service period of 2.52 years.

Stock option activity under the Plan is as follows:

		Options Outstanding
	Options Available	Number of Shares	Weighted Average Exercise Price
Balances, December 31, 2008	30,263	126,200	$5.71
Authorized	3,769,737	-	-
Granted	(3,044,000)	3,044,000	0.15
Cancelled	16,349	(16,349)	5.71
Balances, December 31, 2009	772,349	3,153,851	0.34
Granted	(822,196)	822,196	0.15
Cancelled	978,273	(978,273)	0.24
Balances, December 31, 2010	928,426	2,997,774	$0.32

At December 31, 2010, the Company had options to purchase 2,997,774 shares of common stock outstanding with a weighted-average exercise price of $0.32 per share and a weighted-average remaining contractual life of 8.82 years. Options to purchase 1,467,900 shares of common stock were fully vested and exercisable with a weighted-average exercise price of $0.51 per share and a weighted-average remaining contractual life of 8.58 years.

The Company also uses the fair value method to value options granted to non-employees.  The Company recognized $8,066 of non-employee stock-based compensation in 2010 ($38,414 in 2009).

See Independent Auditors' Report

27

iLoop Mobile, Inc.

Notes to the Financial Statements

10.      Employee Benefit Plan

The Company has a 401(k) plan to provide defined contribution retirement benefits for all eligible employees. Participants may contribute a portion of their compensation to the plan, subject to limitations under the Internal Revenue Code.  The Company's contributions to the plan are at the discretion of the Board.  No contributions were made to the plan in 2010 or 2009.

11.      Subsequent Events

In June 2011, the Company entered into an agreement with the Company's major stockholder who provided a $3,500,000 cash deposit to collateralize the $3,500,000 note payable agreement with a financial institution (Note 7).  The Company agreed to pay interest of 8.00% per annum on the $3,500,000.  Under the agreement, interest payable on the collateral related to the period through December 31, 2010 is $941,000.  If the agreement was put in place at the time the collateral was provided, interest expense included in the financial statements for 2010 and 2009 would have been $246,000 and $240,000, respectively.  Accrued interest through the period ending December 31, 2008 would have been $455,000.

In September 2011, the Company established a wholly-owned subsidiary, SlingShop LLC, a Delaware Limited Liability Corporation, to which the Company transferred certain technology and intellectual property of the Company.

Subsequent events have been evaluated through the date of the independent auditors' report, which is the date the financial statements were approved by management and available to be issued.

See Independent Auditors' Report

28